                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        DUKE-WEEKS REALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                        DUKE-WEEKS REALTY CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                DUKE-WEEKS LOGO

                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 808-6000

                                 March 15, 2000

Dear Shareholder:

     The directors and officers of Duke-Weeks Realty Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 26, 2000, at 10:00 a.m. local time, at the Marriott North Hotel, 3645 River Way Crossing, Indianapolis, Indiana. We believe that both the shareholders and management of Duke-Weeks Realty Corporation can gain much through participation at these meetings. Our objective is to make them as informative and interesting as possible.

     The formal notice of this annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, PLEASE MARK, SIGN, AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR VOTES ON THE BUSINESS MATTERS OF THE MEETING WILL BE RECORDED.

     We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postpaid envelope provided.

     We look forward to seeing you on April 26.

                                            Sincerely,

                                            THOMAS L. HEFNER SIG
                                            Thomas L. Hefner
                                            Chairman and Chief Executive Officer

                               [DUKE-WEEKS LOGO]

                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 808-6000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2000

     Notice is hereby given that the Annual Meeting of the Shareholders of Duke-Weeks Realty Corporation (the "Company") will be held at the Marriott North Hotel, 3645 River Crossing Parkway, Indianapolis, Indiana on Wednesday, April 26, 2000, at 10:00 a.m. local time, to consider and to take action on the following matters:

          1. The election of five (5) Directors of the Company.

          2. Approval of an amendment to the 1995 Key Employees' Stock Option Plan (the "Plan") authorizing the issuance of an additional 5,000,000 shares of the Company's stock under the Plan.

          3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on Wednesday, March 8, 2000 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. Your vote is important, regardless of the number of shares you own.

     The Annual Report for the year ended December 31, 1999 is also enclosed.

                                            By order of the Board of Directors,

                                            /s/ JOHN R. GASINK
                                            John R. Gaskin
                                            Secretary

Indianapolis, Indiana
March 15, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND SIGN YOUR PROXY, AND MAIL IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE MEETING.

                               [DUKE-WEEKS LOGO]

                             8888 KEYSTONE CROSSING
                                   SUITE 1200
                             INDIANAPOLIS, INDIANA
                                 (317) 808-6000

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2000

     The accompanying proxy is solicited by the Board of Directors of Duke-Weeks Realty Corporation (the "Company") for use at the annual meeting of shareholders ("Annual Meeting") to be held Wednesday, April 26, 2000. Only shareholders of record as of the close of business on Wednesday, March 8, 2000 will be entitled to vote at the annual meeting.

     The Company's principal executive offices are located at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240. The approximate date of mailing of this proxy statement is March 20, 2000.

     When the proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted on the proxy. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivering to the Company (to the attention of John R. Gaskin, Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each share of common stock outstanding on the record date is entitled to one vote on each item submitted to the shareholders for their consideration.

     The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Company. The Company does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although the Company might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mail, solicitation may be made by telephone, telegraph, facsimile, electronically, cable or personal interview. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY, DUKE REALTY INVESTMENTS, INC. AND WEEKS CORPORATION

     The Company is the successor to Duke Realty Investments, Inc. ("Duke") and Weeks Corporation ("Weeks") which combined their operations pursuant to that certain agreement and plan of merger that became effective July 2, 1999 (the "Merger"). During 1999 and prior to the Merger, the Board of Directors of Duke held seven meetings and the Board of Directors of Weeks held eight meetings. Following the Merger, the Board of Directors of the Company met two times. The Board of Directors of the Company has an Asset Committee, an Audit Committee, an Executive Compensation Committee, a Finance Committee and a Nominating Committee.

     The function of the Asset Committee, which currently consists of Messrs. Branch, Eitel, Strauss, Zink and Ms. Cuneo, is to discuss, review and authorize business transactions that exceed certain established guidelines. During 1999 and prior to the Merger, the Duke Asset Committee met three times. Weeks did not have a similar committee. The Asset Committee of the Company met five times in 1999 after the Merger. Mr. Strauss serves as the Asset Committee chairperson.

     The function of the Audit Committee, which currently consists of Messrs. Branch, Button, Cavanaugh, Lytle, McCoy and Ms. Cuneo, is to provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices, the quality and integrity of the financial reports and other operating controls of the Company. During 1999 and prior to the Merger, the Duke Audit Committee met two times and the Weeks' Audit Committee met one time. The Audit Committee of the Company met two times in 1999 after the Merger. Ms. Cuneo serves as the Audit Committee chairperson.

     The function of the Executive Compensation Committee, which currently consists of Messrs. Button, Cavanaugh, Eitel, Lytle, McCoy and Rogers, is to review and make recommendations to the Board of Directors with respect to the compensation of directors, officers, and employees of the Company and to implement the Company's long term compensation plans and other employee benefit plans. During 1999 and prior to the Merger, the Duke Executive Compensation Committee met three times and the Weeks Executive Compensation Committee met one time. The Executive Compensation Committee of the Company met two times in 1999 after the Merger. Mr. Button serves as the Executive Compensation Committee chairperson.

     The function of the Finance Committee, which currently consists of Messrs. Branch, Button, Eitel, Feinsand, Nelley, Rogers, Senkbeil, Strauss and Zink, is to review, recommend and authorize certain debt financing and equity transactions. During 1999 and prior to the Merger, the Duke Finance Committee met four times. Weeks did not have a similar committee. The Finance Committee of the Company met two times in 1999 after the Merger. Mr. Rogers serves as the Finance Committee chairperson.

     The function of the Nominating Committee is to nominate individuals to serve as directors. The Nominating Committee is comprised of the above noted members of the Executive Compensation Committee. The Nominating Committee does not formally consider nominations by shareholders. The Nominating Committee did not meet in 1999. Mr. Button serves as the Nominating Committee chairperson.

     In 1999, all directors attended at least 75% of the meetings of the Board of Directors, including committee meetings of which they were members, except for Mr. Lytle and Mr. Rogers. Due to certain unavoidable conflicts, Mr. Lytle and Mr. Rogers were unable to participate in certain telephonic committee meetings and their overall attendance rate was less than 75%.

COMPENSATION OF DIRECTORS

     Each non-employee director is entitled to receive 1,200 shares of Company common stock as annual compensation. Non-employee directors also receive a fee of $2,500 for attendance at each meeting of the Board of Directors. In addition, the non-employee directors receive $500 for participation in each telephonic meeting of the Board and for participation in each committee meeting not held in conjunction with a regularly scheduled Board meeting. Directors who serve as the chairperson of a Committee receive an additional $1,000 per year for such service. Officers of the Company who are also directors receive no additional compensation for their services as directors.

     Directors are entitled to receive grants of stock options and dividend increase units under the 1999 Director's Stock Option and Dividend Increase Unit Plan of the Company. Pursuant to this plan, Directors that do not receive grants of stock options under any other Company plan for a year are entitled to receive a grant of 2,500 stock options and dividend increase units at the first meeting of the Company's Executive Compensation Committee of each year. For 1999 only, and in lieu of the grant of 2,500 stock options and dividend increase units, a one-time grant of 7,500 stock options and dividend increase units was made under the plan to Messrs. Button, Feinsand, Lytle, Rogers, Strauss and Ms. Cuneo.

                    ELECTION OF DIRECTORS -- PROPOSAL NO. 1

     Five Directors are to be elected. Howard L. Feinsand, William O. McCoy, James E. Rogers, Thomas A. Senkbeil and Jay J. Strauss have been nominated for a term of three years and until their successors are elected and qualified. All nominees are members of the present Board of Directors. If, at the time of the 2000 Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The election of each director requires the affirmative vote of at least a majority of the common shares present in person or represented by proxy and entitled to vote for the election of directors. The holder of each outstanding share of common stock is entitled to vote for as many persons as there are directors to be elected. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING
NOMINEES:

NOMINEES FOR ELECTION AS DIRECTORS AT 2000 ANNUAL MEETING FOR TERMS EXPIRING IN 2003

           NAME, AGE, PRINCIPAL OCCUPATION(S) AND             DIRECTOR
          BUSINESS EXPERIENCE DURING PAST 5 YEARS              SINCE
          ---------------------------------------             --------
HOWARD L. FEINSAND, Age 52                                     1988
Mr. Feinsand currently serves as Executive Vice President,    (Duke)
Real Estate Operations, and General Counsel of the Company.
Prior to joining the Company in August, 1999 and since 1996,
Mr. Feinsand was the Founder and Principal of Choir Capital
Ltd. From 1995 to 1996 Mr. Feinsand was Managing Director,
Citicorp North America, Inc. He was the Senior Vice
President and Manager -- Capital Markets, Pricing and
Investor Programs of GE Capital Aviation Services, Inc., an
aircraft leasing company, from 1989 to 1995.
WILLIAM O. MCCOY, Age 66                                       1994
Mr. McCoy is Interim Chancellor of the University of North    (Weeks)
Carolina. From 1998 to 1999 Mr. McCoy was a partner of
Franklin Street Partners, an investment management firm in
Chapel Hill, North Carolina. Mr. McCoy was Vice
President-Finances for the University of North Carolina from
February, 1995 to November, 1998. He was President of Bell
South Enterprises and Vice Chairman of Bell South
Corporation from 1993 until January, 1995. He currently
serves on the Board of Directors of Carolina Power & Light
Company, Kenan Transport Company, Liberty Corporation and
Fidelity Investments
JAMES E. ROGERS, Age 52                                        1994
Mr. Rogers is Vice-Chairman, President and Chief Executive    (Duke)
Officer of Cinergy Corp., a regional utility holding
company. Mr. Rogers currently serves on the Board of
Directors of Cinergy Corp. and Fifth Third Bank
THOMAS D. SENKBEIL, Age 50                                     1992
Mr. Senkbeil is Executive Vice President and Chief            (Weeks)
Investment Officer of the Company. Prior to the Merger, Mr.
Senkbeil served as Vice Chairman of the Board of Directors
and Chief Investment Officer of Weeks
JAY J. STRAUSS, Age 64                                         1985
Mr. Strauss is Chairman and Chief Executive Officer of        (Duke)
Regent Realty Group, a general real estate and mortgage
banking firm

CONTINUING DIRECTORS

     The continuing directors listed in the table below will continue in office until expiration of their terms.

NAME, AGE, PRINCIPAL OCCUPATION(S) AND                        DIRECTOR
BUSINESS EXPERIENCE DURING PAST 5 YEARS                        SINCE
---------------------------------------                       --------
DIRECTORS WHOSE TERMS EXPIRE IN 2001
GEOFFREY BUTTON, Age 51                                        1993
Mr. Button is an independent real estate and financing        (Duke)
consultant. Prior to December, 1995 he was the Executive
Director of Wyndham Investments, Ltd., a property holding
company of Allied Domecq Pension Funds.
WILLIAM CAVANAUGH III, Age 61                                  1997
Mr. Cavanaugh has been the Chairman, President and Chief      (Weeks)
Executive Officer of Carolina Power and Light Company
("CP&L") since May, 1999. He joined CP&L in September, 1992
and served as its President and Chief Operating Officer
until October, 1996 at which time he became the Chief
Executive Officer.
NGAIRE E. CUNEO, Age 49                                        1995
Ms. Cuneo is Executive Vice President, Corporate              (Duke)
Development, Conseco, Inc., an owner, operator and provider
of services to companies in the financial services industry.
She currently serves on the Board of Directors of Conseco,
Inc. and Bankers Life Holding Corporation.
CHARLES R. EITEL, Age 50                                       1994
Mr. Eitel is Chairman and Chief Executive Officer of The      (Weeks)
Simmons Company. Prior to joining The Simmons Company in
January, 2000 and since February, 1997, Mr. Eitel was the
President and Chief Operating Officer of Interface, Inc. He
was the President and Chief Executive Officer, Floor
Covering Group, Interface, Inc., and served as Executive
Vice President of Interface, Inc. from October, 1994 until
February, 1997.
DARELL E. ZINK, JR., Age 53                                    1993
Mr. Zink is the Executive Vice President and Chief Financial  (Duke)
Officer of the Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2002
BARRINGTON H. BRANCH, Age 59                                   1994
Mr. Branch is President of The Branch-Shelton Company, LLC,   (Weeks)
a private investment banking firm. From October, 1991 to
February, 1997, Mr. Branch was President and Chief Executive
Officer of DIHC Management Corporation, a wholly owned U.S.
real estate investment subsidiary of Pensioenfonds PGGM.
THOMAS L. HEFNER, Age 53                                       1993
Mr. Hefner is Chairman and Chief Executive Officer of the     (Duke)
Company.
L. BEN LYTLE, Age 53                                           1996
Mr. Lytle is Chairman of Anthem, Inc., a national insurance   (Duke)
and financial services firm. Prior to October, 1999, Mr.
Lytle was the Chairman, President and Chief Executive
Officer of Anthem, Inc. Mr. Lytle is a member of the Board
of Directors of IPALCO Enterprises, Inc., Central
Newspapers, Inc., Allscripts, Inc. and Xcare.net.
JOHN W. NELLEY, JR., Age 51                                    1996
Mr. Nelley is a Managing Director of the Company with         (Weeks)
responsibilities for the Company's industrial activities in
Nashville, Tennessee. Prior to joining Weeks as Managing
Director in November, 1996, Mr. Nelley was a general partner of NWI Warehouse Group, L.P., an industrial warehouse
development company in Nashville, Tennessee.
A. RAY WEEKS, JR., Age 47                                      1994
Mr. Weeks is Vice Chairman of the Company. From July, 1999    (Weeks)
to January, 2000 Mr. Weeks served as Vice Chairman,
President and Chief Operating Officer of the Company. Prior
to the Merger, Mr. Weeks was the Chairman of the Board of
Directors and Chief Executive Officer of Weeks.

                    VOTING SECURITIES AND BENEFICIAL OWNERS

     The Company has one class of voting common stock outstanding of which 126,434,219 shares ("Common Shares") were outstanding as of the close of business on March 8, 2000. The following table shows, as of March 8, 2000, the number and percentage of Common Shares and limited partnership interests ("Units") in Duke-Weeks Realty Limited Partnership ("DWRLP"), an affiliate of the Company, held by (i) all directors and nominees, (ii) each person known to the Company that beneficially owned more than five percent of the issued and outstanding Common Shares, and (iii) certain executive officers. Each Unit is convertible into one Common Share at the option of the holder. The total number of Common Shares and Units (other than Units owned by the Company) outstanding as of the close of business on March 8, 2000 was 145,494,034.

                              AMOUNT AND NATURE   PERCENT OF ALL   PERCENT OF ALL       EFFECTIVE ECONOMIC
                                OF BENEFICIAL         COMMON           COMMON         OWNERSHIP OF DIRECTORS
BENEFICIAL OWNER                  OWNERSHIP         SHARES(1)      SHARES/UNITS(2)   AND EXECUTIVE OFFICERS(3)
----------------              -----------------   --------------   ---------------   -------------------------
A. Ray Weeks, Jr............      2,558,996(4)         1.99%            1.76%                1,788,430
Darell E. Zink, Jr..........      1,814,137(5)         1.43%            1.25%                1,720,261
Thomas L. Hefner............      1,770,582(6)         1.39%            1.22%                1,609,433
John W. Nelley, Jr..........      4,036,918(7)         3.10%            2.77%                  917,949
Gary A. Burk................        645,352(8)             (12)             (12)               467,160
Thomas D. Senkbeil..........        436,595(9)             (12)             (12)               217,753
Geoffrey Button.............        118,580(10)            (12)             (12)               111,080
Jay J. Strauss..............        114,654(11)            (12)             (12)               107,154
Howard L. Feinsand..........        111,324(10)            (12)             (12)               103,824
Richard W. Horn.............        219,142(10)            (12)             (12)                93,516
William E. Linville, III....        210,537(10)            (12)             (12)                60,409
Ngaire E. Cuneo.............         92,580(10)            (12)             (12)                85,080
James E. Rogers.............         83,787(10)            (12)             (12)                76,287
Barrington H. Branch........         78,079(10)            (12)             (12)                53,239
Charles R. Eitel............         53,034(10)            (12)             (12)                28,746
William O. McCoy............         40,534(10)            (12)             (12)                15,694
L. Ben Lytle................         20,652(10)            (12)             (12)                14,652
William Cavanaugh III.......         14,400(10)            (12)             (12)                 1,980
Stichting Pensioenfonds
  ABP.......................      7,109,004(13)        5.62%            4.89%                      N/A
Directors and Executive
  Officers as a Group (24
  persons)..................      9,794,527            7.43%            6.65%                8,038,481

---------------

 (1) Assumes that the only Units exchanged for Common Shares are those owned by such beneficial owner.

 (2) Assumes the exchange of all outstanding Units for Common Shares.

 (3) Reflects Common Shares and Units beneficially owned by Directors and executive officers, including their proportionate economic interest in Common Shares and Units owned by family members and various entities. Excludes any beneficial interest in stock options.

 (4) Includes 307,977 Common Shares owned by Mr. Weeks, 43,897 Common Shares held by a family foundation of which Mr. Weeks is a director and 4,784 Common Shares and 552,214 Units held by trusts of which Mr. Weeks is a trustee and a 20% beneficiary. Also includes 224,929 stock options that are currently exercisable by Mr. Weeks, 352,760 Units owned by corporations controlled by Mr. Weeks, and 1,072,435 Units owned by Mr. Weeks and his spouse.

 (5) Includes 1,149,588 Common Shares owned by Mr. Zink, members of his family, a family foundation and a family partnership controlled by Mr. Zink and 58,815 stock options that are currently exercisable by Mr. Zink. Also includes 561,514 Units owned directly by Mr. Zink and 44,220 Units owned by a corporation in which Mr. Zink owns a 20.71% beneficial interest.

 (6) Includes 1,020,770 Common Shares and 126,086 stock options that are currently exercisable by Mr. Hefner, members of his family and a family partnership controlled by Mr. Hefner. Also includes 579,506 Units owned directly by Mr. Hefner and 44,220 Units owned by a corporation in which Mr. Hefner owns a 20.71% beneficial interest.

 (7) Includes 88,528 Common Shares owned by Mr. Nelley, 8,700 shares held by trusts of which Mr. Nelley is a trustee but in which he disclaims any beneficial interest, 2,509 shares held by a partnership in which Mr. Nelley is a 1% general partner and 90,815 stock options that are currently exercisable by Mr. Nelley. Also includes 140,170 Common Shares and 3,706,196 Units held by partnerships in which Mr. Nelley is a general partner and a 22% owner.

 (8) Includes 308,061 Common Shares owned by Mr. Burk and his spouse, 137,293 stock options that are currently exercisable by Mr. Burk, 155,778 Units owned directly by Mr. Burk and 44,220 Units owned by a corporation in which Mr. Burk owns a 7.51% beneficial interest.

 (9) Includes 126,996 Common Shares and 72,887 Units owned directly by Mr. Senkbeil, 177,027 stock options that are currently exercisable by Mr. Senkbeil, 59,330 Units held by a corporation in which Mr. Senkbeil is a 30% owner and 355 Units held by a corporation in which Mr. Senkbeil is a 20% owner.

(10) Includes the following shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days:

Mr. Button.................    7,500      Mr. Rogers.................    7,500
Mr. Feinsand...............    7,500      Mr. Branch.................   24,840
Mr. Horn...................  125,626      Mr. Eitel..................   24,288
Mr. Linville...............  150,128      Mr. McCoy..................   24,840
Ms. Cuneo..................    7,500      Mr. Lytle..................    6,000
Mr. Cavanaugh..............   12,420

(11) Includes 3,440 shares owned by Mr. Strauss and his spouse, 103,714 shares held in a trust in which Mr. Strauss' family members are beneficiaries and 7,500 stock options that are currently exercisable by Mr. Strauss.

(12) Represents less than 1% of the outstanding Common Shares.

(13) According to a Schedule 13D filed on behalf of Stichting Pensioenfonds ABP ("ABP"), ABP has the sole voting and dispositive power of 7,109,004 Common Shares. The address of ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands.

                         REPORT OF THE AUDIT COMMITTEE

     In connection with the December 31, 1999 financial statements of the Company, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and the independence of the auditors; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report filed with the Securities and Exchange Commission on Form 10-K.

     The Board of Directors has adopted a written charter for the audit committee. A copy of the Audit Committee charter is contained in Exhibit A. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Sections 303.01(b)(2)(a) and (3) of the New York Stock Exchange's listing standards.

                                AUDIT COMMITTEE
                             Ngaire E. Cuneo, Chair
                              Barrington H. Branch
                                Geoffrey Button
                             William Cavanaugh, III
                                  L. Ben Lytle
                                William O. McCoy
                                James E. Rogers

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The primary objectives of the Executive Compensation Committee (the "Committee") of the Board of Directors in determining total compensation of the Company's executive officers are (i) to enable the Company to attract and retain high quality executives by providing total compensation opportunities with a combination of compensation elements which are at or above competitive opportunities and which provide for moderate fixed costs and leveraged incentive opportunities, and (ii) to align shareholder interests and executive rewards by providing substantial incentive opportunities to be earned by meeting pay-for-performance standards designed to increase long-term shareholder value. In order to accomplish these objectives, the Committee adopted in 1995 an executive compensation program which provides (i) annual base salaries at or near the market median, (ii) annual incentive opportunities which reward the executives for achieving or surpassing performance goals which represent industry norms of excellence, and (iii) long-term incentive opportunities which are directly related to increasing shareholder value.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of nonperformance based compensation in excess of $1 million paid to certain executive officers. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing executives appropriate awards for their performance. The Company's long-term incentive plans have been designed to comply with the performance-based requirements of Section 162(m).

BASE SALARIES AND ANNUAL CASH INCENTIVES

     The range of base salaries for the executive officers of the Company is established after a review by the Committee of the salaries paid to executive officers of a comparison group of other publicly traded real estate investment trusts. Other subjective factors are considered such as the individual's experience and performance.

     An annual cash incentive range is established for each executive officer at the beginning of the year. The actual annual cash incentive paid to an executive is determined based on his or her ability to impact measurable results. The amount of each executive's annual award is based on a combination of three performance factors: (i) overall corporate performance;
(ii) business segment or departmental performance; and (iii) individual performance. The relative importance of each of the performance factors in determining annual cash incentives differs for each executive position with the performance factor for the most senior executives being based more heavily on overall corporate performance and the performance factor for the officers in charge of business segments or departments being based more heavily on the performance of their segment or department. The overall corporate performance factor is based on a three-tier measurement system consisting of Funds from Operations Growth Per Common Share, Return on Shareholders' Equity and Return on Real Estate Investments. The business segment performance is based on certain financial measurements, including the volume and yield of new acquisitions and developments, performance of the in-service property portfolio, and the business segment's operating income contribution to the Company. The amount of the targeted annual cash incentives paid is based on the perceived level of attainment of each of the measurements by the Committee.

LONG-TERM INCENTIVE OPPORTUNITIES

     The amount of long-term incentive awarded to officers and executives on an annual basis is determined at the discretion of the Committee but is tied to overall corporate and business segment performance, the participant's level of responsibility within the Company and the participant's individual performance. The long-term incentive opportunities consist of approximately two-thirds Stock Options ("Options") and Dividend Increase Units ("DIUs") and one-third Shareholder Value Plan Grants.

     Stock Option and Dividend Increase Unit Plans: The objectives of the Stock Option and Dividend Increase Unit Plans are to provide executive officers with long-term incentive opportunities aligned with the shareholder benefits of an increased Common Share value and increased annual dividends. The number of Options and DIUs issued to each executive annually is set by the Committee based on the goal of providing approximately two-thirds of the total annual long-term incentive award through these plans. The Options and DIUs are for terms of no more than ten years. With certain limited exceptions, awards made under the Stock Option and Dividend Increase Unit Plans vest 20 percent per year over a five-year period. The Options may not be issued for less than the fair market value of the Company's Common Shares at the date of grant. The value of each DIU at the date of exercise is determined by calculating the percentage of the Company's annualized dividend per share to the market value of one Common Share (the "Dividend Yield") at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. A DIU may be exercised by a participant only to the extent that such participant has exercised an Option to purchase a Common Share of the Company under an Option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU.

     In 1999, the Company adopted the 1999 Salary Replacement Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the "Salary Replacement Plan"). The purpose of this plan is to encourage additional equity ownership in the Company by key officers. Under this plan, certain officers may elect to receive Options and DIUs in lieu of the receipt of all or a portion of their base salary, annual incentive bonus or Shareholder Value Plan payments. The number of Options and DIUs granted under the Salary Replacement Plan is based on the amount of foregone compensation elected by a participant divided by the Committee's determination of the value of an Option/DIU. The exercise price of an option may not be less than the fair market value of the Company's Common Shares at the date of grant. All awards made under the Salary Replacement Plan vest on the date of grant.

     Shareholder Value Plan: The objective of the Shareholder Value Plan is to provide executive officers with long-term incentive opportunities directly related to providing total shareholder return in excess of the median of independent market indices. The annual Shareholder Value Plan amount for each executive is set by the Committee with the goal of providing approximately one-third of the total long-term incentive award through this plan. The award vests entirely three years after the date of grant and the amount paid is based on the Company's total shareholder return for such three year period as compared to independent market indices. The independent market indices used for comparison are the S&P 500 Index and the Equity REIT Total Return Index published by the National Association of Real Estate Investment Trusts ("NAREIT"). The amount of the award payable may range from zero percent, if both of the rankings of the Company's returns are less than the 50th percentile of both of the indices, to 300 percent if the rankings of both of the Company's returns are in the 90th percentile or higher of both of the indices, with 100 percent of the award being payable at the 60th percentile.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation awarded to Mr. Hefner in 1999 consisted primarily of an annual base salary, an annual cash incentive award, and grants under the Company's long-term incentive plans. The total compensation paid to Mr. Hefner has historically resulted in total compensation that is below the comparable market median but is considered appropriate in light of Mr. Hefner's substantial equity interest in the Company and his stock options held.

     Base Salary: The Committee determines Mr. Hefner's annual salary after considering his performance level and experience with the Company and after reviewing a survey of compensation paid to CEO's of comparable equity based REITs. Mr. Hefner received a salary of $304,000 for 1999.

     Annual Cash Incentive: Under the Committee's executive compensation plan, Mr. Hefner is eligible for a targeted annual cash incentive bonus. The amount of Mr. Hefner's annual cash incentive bonus is determined solely upon overall corporate performance which is based on a three-tier measurement system consisting of Funds from Operations ("FFO") Growth Per Common Share, Return on Shareholders' Equity and Return on Real Estate Investments as compared to pre-determined target criteria established by the Committee. The amount of the targeted annual cash incentive paid is based on the level of attainment of each of the measurements as compared to the pre-determined targets. For 1999, the Company's FFO Growth was 15.9% per Common Share, its Return on Shareholders' Equity was 12.53% and its Return on Real Estate Investments was 10.42%. Based on these results versus the pre-determined targets established by the Committee, Mr. Hefner received an Annual Cash Incentive award of $300,000 for 1999.

     Long-Term Incentive Opportunity Award: Mr. Hefner is also eligible for a targeted long-term incentive award with a value equal to a percentage of his annual base salary. The long-term incentive opportunity award granted to Mr. Hefner in 1999 consisted of i) the grant of an option to purchase 24,920 Common Shares at a price of $23.0625 per share, ii) the grant of 24,290 DIUs with a Dividend Yield of 5.90%, and iii) the award of a targeted amount of $83,333 under the Shareholder Value Plan.

     In January 1999, Mr. Hefner received a payment of $64,238 pursuant to a grant under the Shareholder Value Plan made in 1996. In February 2000, Mr. Hefner received a payment of $41,950 pursuant to a grant under the Shareholder Value Plan made in 1997. The payout percentages of these awards as determined by formulas contained in the plan were 214% and 114% for the grants made in 1996 and 1997, respectively.

STOCK PURCHASE PLANS

     In 1999, the Board of Directors adopted the 1999 Director and Officer Stock Purchase Plan of Duke-Weeks Realty Corporation (the "Stock Purchase Plan"). The purpose of the plan is to more closely align officer and Director financial rewards with the financial rewards realized by Company shareholders, increase officer and Director motivation to manage the Company as equity owners, and increase the ownership of Common Shares by officers and directors. In November 1999, certain officers and Directors of the Company purchased 1,615,084 Common Shares on the open market at an average price of $19.65 per share.

     All officers and Directors participating in the plans borrowed the entire purchase price of the shares from KeyBank, N.A. or Wachovia Bank, N.A. and are personally obligated to repay the loans. DWRLP has unconditionally guaranteed the payment and performance obligations of the officers and Directors to the banks. However, each participant is personally liable to DWRLP for any payments made by DWRLP under the guarantee as a result of any default by such participant on their loan.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Duke Realty Severance Pay Plan provides for the payment of severance amounts to certain key officers if, within one year of a change in control of the Company, employment is terminated by the Company other than "for cause" or if an officer voluntarily terminates employment because of a reduction in the officer's pay or his forced relocation. A "Level One" participant will receive two times the sum of the compensation awarded to such terminated participant for the calendar year preceding the date of termination and a "Level Two" will receive one times his prior year compensation. The only participants of the plan at this time are Gary A. Burk, Robert M. Chapman, Howard L. Feinsand, Thomas L. Hefner, Richard W. Horn, William E. Linville III, Dennis D. Oklak and Darell E. Zink, Jr. The Committee has designated each of these participants as eligible for Level One benefits.

     Prior to the Merger, Weeks entered into 11 change of control agreements with certain officers. The obligations of Weeks under these agreements were assumed by the Company on the effective date of the merger. The agreements provide that 11 former Weeks officers are entitled to receive severance payments based on a multiple of the officer's current compensation upon the occurrence of certain events including 1) if the officer's employment is terminated without cause within 24 months following a change of control, or 2) if the officer voluntarily terminates his employment for good reason within the 12 month period ending on the second anniversary of the change of control. In addition, the change of control agreements entered into with each of A. Ray Weeks, Jr., Thomas
D. Senkbeil, Forrest W. Robinson, David P. Stockert and John W. Nelley, Jr. entitle these officers to receive the severance benefit if they voluntarily terminate their employment before the first anniversary of the change of control. In connection with the Merger only, these officers agreed to waive their right to this severance benefit if they voluntarily terminate their employment, except that Mr. Stockert will be entitled to receive the severance benefit he is entitled to under his change of control agreement if he voluntarily terminates his employment during the four month period beginning on the first anniversary of the Merger. The Company also agreed to extend the period for which Messrs. Weeks, Senkbeil, Robinson, Stockert and Nelley may receive severance for termination by the Company other than for cause or voluntary termination of their employment for good reason from a 12 month period ending on the second anniversary of the effective date of the Merger to a 24 month period ending on the third anniversary of the effective date of the Merger.

                             COMPENSATION COMMITTEE
                             Geoffrey Button, Chair
                             William Cavanaugh III
                                Charles R. Eitel
                                  L. Ben Lytle
                                William O. McCoy
                                James E. Rogers

                               PERFORMANCE GRAPH

     The following graph compares, over the last five years, the cumulative total shareholder return on the Company's Common Shares with the cumulative total return of the S&P 500 Index, and the cumulative total return of the NAREIT Equity REIT Total Return Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      COMPANY COMMON SHARES, S&P 500 INDEX
                  AND NAREIT EQUITY REIT TOTAL RETURN INDEX *

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     DEC. 94      DEC. 95      DEC. 96      DEC. 97      DEC. 98      DEC. 99
----------------------------------------------------------------------------------------------------------------
 THE COMPANY                          100.00       118.87       155.18       206.10       209.26       187.88
 NAREIT                               100.00       115.27       155.92       187.51       154.69       147.54
 S&P 500                              100.00       137.43       168.98       225.37       289.78       350.72

* Assumes that the value of the investment in the Company's Common Shares and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded, earned by, or paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers") during the last three fiscal years.

                                                                        LONG-TERM        LONG-TERM
                                                                       COMPENSATION     COMPENSATION
                                                                          AWARDS          PAYMENTS
                                                                       ------------     ------------
                                                                           (1)              (2)
                                               ANNUAL COMPENSATION      SECURITIES      SHAREHOLDER        (3)
                                              ----------------------    UNDERLYING       VALUE PLAN     ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        PAYMENTS     COMPENSATION
     ---------------------------       ----   ----------   ---------   ------------     ------------   ------------
Thomas L. Hefner.....................  1999    $304,000    $300,000       24,920          $64,238         $9,445
  Chairman and                         1998     195,000     250,000       76,763           53,460          7,676
  Chief Executive Officer              1997     175,000     200,000       13,010                0          3,200
Richard W. Horn......................  1999    $196,000    $325,000       27,412          $85,650         $9,066
  Regional Executive Vice
    President --                       1998     175,000     325,000       23,699           71,280          9,204
  Midwest Office                       1997     132,700     300,000       44,192                0          3,200
William E. Linville, III.............  1999    $196,000    $300,000       24,920          $85,650         $6,184
  Regional Executive Vice
    President --                       1998     175,000     275,000       69,942           71,280          4,800
  Midwest Industrial                   1997     132,700     275,000       44,192                0          3,200
Gary A. Burk.........................  1999    $196,000    $300,000       19,936          $64,238         $6,184
  Executive Vice President --          1998     175,000     200,000       14,220           53,460          4,800
  Construction                         1997     150,000     150,000       13,010                0          3,000
Darell E. Zink, Jr. .................  1999    $196,000    $275,000       19,936          $64,238         $4,744
  Executive Vice President and         1998     175,000     200,000       60,463           53,460          4,800
  Chief Financial Officer              1997     150,000     150,000       13,010                0          3,200

---------------

(1) Includes the following options that were granted in August, 1998 in connection with the Officer Stock Purchase Plan: Mr. Hefner 57,803; Mr. Linville 46,243; Mr. Zink 46,243. Under that plan, the participants were required to exercise the options the same day they were granted. The grant price and the exercise price were both equal to the fair market value of the Company's Common Shares on the date of grant.

(2) Represents payments made under the Company's Shareholder Value Plan.

(3) Represents contributions by the Company for the account of the Named Executive Officer to the Company's Profit Sharing and Salary Deferral Plan. In addition, includes discounts received in connection with Common Shares purchased under the Company's Employee Stock Purchase Plan of $3,261 and $2,876 in 1999 and 1998, respectively, for Mr. Hefner and $2,882 and $4,404 in 1999 and 1998, respectively, for Mr. Horn.

                          STOCK OPTION GRANTS IN 1999

     The following table sets forth certain information for the Named Executive Officers relating to stock option grants during 1999 under the Company's 1995 Stock Option Plan.

                                              INDIVIDUAL GRANTS
                               ------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF    % OF TOTAL                            ASSUMED ANNUAL RATE OF STOCK
                               SECURITIES    OPTIONS     EXERCISE                 PRICE APPRECIATION FOR OPTION
                               UNDERLYING   GRANTED TO   PRICE PER                           TERM(2)
                                OPTIONS     EMPLOYEES      SHARE     EXPIRATION   -----------------------------
NAME                           GRANTED(1)    IN 1999     ($/SHARE)      DATE          5%               10%
----                           ----------   ----------   ---------   ----------   -----------     -------------
Thomas L. Hefner.............    24,920      1.7316%     $23.0625     1/26/09      $361,437        $  915,952
Richard W. Horn..............    27,412      1.9048%     $23.0625     1/26/09      $397,580        $1,007,547
William E. Linville, III.....    24,920      1.7316%     $23.0625     1/26/09      $361,437        $  915,952
Gary A. Burk.................    19,936      1.3853%     $23.0625     1/26/09      $289,149        $  732,761
Darell E. Zink, Jr. .........    19,936      1.3853%     $23.0625     1/26/09      $289,149        $  732,761

---------------

(1) With the exception of options that qualify as incentive stock options under
    Section 422 of the Internal Revenue Code of 1986, as amended, the options may be transferred to immediate family members or entities beneficially owned by such family members.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation of the Company's stock price. For the options expiring on January 26, 2009, the Company's per share stock price would be $37.57 and $59.82 if increased 5% and 10%, respectively, compounded annually over the 10-year option term.

     The following table presents certain information for the Named Executive Officers relating to the exercise of stock options during 1999 and, in addition, information relating to the valuation of unexercised stock options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                     OPTIONS AT 12/31/99         OPTIONS AT 12/31/99(1)
                                  ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                   EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              NAME                    (#)         ($)          (#)            (#)            ($)            ($)
              ----                -----------   --------   -----------   -------------   -----------   -------------
Thomas L. Hefner................       0         $0.00       112,132        55,750        $717,225        $29,520
Richard W. Horn.................       0         $0.00       106,131        86,362        $533,247        $58,931
William E. Linville, III........       0         $0.00       126,131        88,870        $664,497        $91,743
Gary A. Burk....................       0         $0.00       125,284        46,974        $824,737        $29,520
Darell E. Zink, Jr. ............       0         $0.00        46,805        46,974        $255,694        $29,520

---------------

(1) Based on the closing price of the Company's Common Shares on December 31, 1999 of $19.50.

     The following table sets forth awards to the Named Executive Officers in 1999 under the Company's Dividend Increase Unit Plan and Shareholder Value Plan.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                  ESTIMATED FUTURE
                                                                                      PAYOUTS
                                         NUMBER OF     PERFORMANCE                UNDER NON-STOCK
                                          SHARES,        PERIOD                  PRICED-BASED-PLANS
                              DATE OF     DIUS, OR        UNTIL                  ------------------
            NAME               GRANT    OTHER RIGHTS     PAYOUT      THRESHOLD   TARGET    MAXIMUM
            ----              -------   ------------   -----------   ---------   -------   --------
Thomas L. Hefner
  Dividend Increase Unit
     Plan(1)................  1/26/99   24,920 DIUs          N/A           N/A       N/A        N/A
  Shareholder Value
     Plan(2)................   1/1/99           N/A      3 Years            $0   $83,333   $250,000
Richard W. Horn
  Dividend Increase Unit
     Plan(1)................  1/26/99   27,412 DIUs          N/A           N/A       N/A        N/A
  Shareholder Value
     Plan(2)................   1/1/99           N/A      3 Years            $0   $91,667   $275,000
William E. Linville, III
  Dividend Increase Unit
     Plan(1)................  1/26/99   24,920 DIUs          N/A           N/A       N/A        N/A
  Shareholder Value
     Plan(2)................   1/1/99           N/A      3 Years            $0   $83,333   $250,000
Gary A. Burk
  Dividend Increase Unit
     Plan(1)................  1/26/99   19,936 DIUs          N/A           N/A       N/A        N/A
  Shareholder Value
     Plan(2)................   1/1/99           N/A      3 Years            $0   $66,667   $200,000
Darell E. Zink, Jr.
  Dividend Increase Unit
     Plan(1)................  1/26/99   19,936 DIUs          N/A           N/A       N/A        N/A
  Shareholder Value
     Plan(2)................   1/1/99           N/A      3 Years            $0   $66,667   $200,000

---------------

(1) Under the 1995 Dividend Increase Unit Plan, DIUs are granted to key employees. DIUs vest over a five-year period at 20% per year. A participant may exercise DIUs only to the extent that such participant has purchased a Common Share pursuant to an option granted under the 1995 Stock Option Plan on the same date as the grant of the DIU. The value of each DIU at the date of exercise is determined by calculating the Dividend Yield at the date the DIU is granted and dividing the increase in the Company's annualized dividend from the date of grant to the date of exercise by such Dividend Yield. DIUs not exercised within 10 years of the date of grant are forfeited. Distribution of a participant's benefits under the 1995 Dividend Increase Unit Plan will be made in the form of the Company's Common Shares. The "In-the-Money" value of vested DIUs at December 31, 1999 for these executives was $261,052 for Messrs. Horn and Linville, and $155,786 for Messrs. Hefner, Burk and Zink.

(2) Under the 1995 Shareholder Value Plan, awards are granted in specified dollar amounts to selected key employees. The specified award is payable to the participant on the third anniversary of the grant of the award. The actual payments under the plan are determined based upon the Company's cumulative total shareholder return for the three year period beginning on the date of grant as compared to the cumulative total return for the S&P 500 Index and the NAREIT Equity REIT Total Return Index (the "Indices") for the same period. The Company's cumulative total shareholder return is calculated by determining the average per share closing price of the Company's Common Shares for the 30 day period preceding the end of the three year period increased by an amount that would be realized if all cash dividends paid during the three year period were reinvested in Common Shares of the Company and comparing this amount to the average per share closing price of the Company's Common Shares for the 30 day period preceding the date of grant. The payment of one-half of the bonus award is adjusted based upon the percentile ranking of the Company's cumulative total shareholder return as compared to each of the Indices for the same period. The payment adjustment may range from zero percent of the amount awarded, if both of the rankings of the Company's returns are less than the 50th percentile of both of the Indices, to 300 percent of the amount awarded if both of the rankings are in the 90th percentile or higher of both of the Indices, with 100 percent of the award being payable at the 60th percentile. Distribution of a participant's adjusted bonus award at the end of the three-year period after the date of grant will be made one-half in cash and one-half in the form of Common Shares of the Company. The amount of the awards payable to these executives on December 31, 1999 for the awards issued in January 1997 was $41,951 for Messrs. Hefner, Zink, and Burk, and $45,764 for Messrs. Linville and Horn.

                              CERTAIN TRANSACTIONS

     A wholly owned subsidiary of the Company is the sole general partner of Duke Realty Services Limited Partnership (the "Services Partnership"), which is the sole general partner of Duke Construction Limited Partnership (the "Construction Partnership"). The operations of these entities are included in the consolidated financial statements of the Company. The Services Partnership provides third-party property management, leasing, construction management and development services and the Construction Partnership provides construction services to third parties and engages in the development and sale of properties. Certain of the executive officers own limited partnership interests in these entities. Thomas L. Hefner, Darell E. Zink, Jr., and Gary A. Burk collectively own 49% of Duke Management, Inc. ("DMI"), which owns ninety percent of the capital interests of the Services Partnership and a profits interest which varies from ten percent to ninety percent. The share of net income of the Services Partnership allocated to DMI in 1999 was $1,491,022. The Company has an option to acquire DMI's interest in the Services Partnership in exchange for 833,334 Common Shares. The Company is required to purchase DMI's interest in the Services Partnership for 833,334 Common Shares upon a change in control of the Company or the dissolution of DWRLP. DMI also indirectly owns a 4.8% limited partnership interest in the Construction Partnership. The share of the net income of the Construction Partnership allocated to DMI in 1999 was $302,271.

     The Services Partnership and the Construction Partnership provide property management, leasing, construction and other tenant related services to properties in which Messrs. Hefner, Zink, and Burk have ownership interests. The Company has an option to acquire these executive officers' interests in these properties (the "Option Properties"). In 1999, the Services Partnership and the Construction Partnership received fees totaling $2,354,968 for services provided to the Option Properties. The fees charged by the Services Partnership and the Construction Partnership for such services are equivalent to those charged to other third-party owners for similar services.

     DWRLP has a $20.0 million loan to the Services Partnership, which requires interest only payments at 12% through September, 2003. The loan then amortizes over a 15-year period with interest at 12% until final maturity in September, 2018. The loan is guaranteed by an entity owned indirectly by Messrs. Hefner, Zink, and Burk. DWRLP also provides working capital financing to the Services Partnership and the Construction Partnership at a rate of prime plus 2%.

     As of December 31, 1999, Messrs. Burk, Hefner and Zink have personally guaranteed repayment of $4.9 million of a Company mortgage loan and have agreed to restore any deficit in their Duke-Weeks Realty Limited Partnership capital account under certain circumstances in an amount not to exceed a total of $22.2 million. A. Ray Weeks, Jr., certain members of Mr. Weeks' family, a trust of which Mr. Weeks is the trustee and of which Mr. Weeks and his family are beneficiaries, and a trust of which Mr. Weeks and members of his family are trustees and of which Mr. Weeks and his family are beneficiaries have agreed to restore any deficit in their DWRLP capital accounts under certain circumstances in an amount not to exceed a total of $13.6 million.

     The Company contracts with Steel Frame Erectors, Inc. ("SFE"), an entity 49% owned by Messrs. Hefner, Zink and Burk, for certain construction-related services. During 1999, the total costs under these contracts for Company related projects were $1,665,778. The construction fees earned by SFE on Company related projects were $40,775. A 50% owned subsidiary of SFE leases space in an office building from a limited liability company partially owned by the Company. The subsidiary paid $322,311 under this lease in 1999.

     The Company contracted with an affiliate of Conseco, Inc. during 1999 for certain construction and insurance related services. Ms. Cuneo, a Director of the Company, is an Executive Vice President and director of Conseco, Inc. In 1999, the Company received $811,073 in construction related fees from a Conseco, Inc. affiliate and paid a Conseco, Inc. affiliate $2,311,288 in insurance premiums.

     The Company leases office space to affiliates of Anthem, Inc. Mr. Lytle, a Director of the Company, is Chairman of the Board of Directors of Anthem, Inc. Under the leases, which have lease rates comparable to those for similar space in the area, the Company received rental income and contractual expense reimbursements of $3,058,387 in 1999.

     In 1998, the Company purchased two mortgage loans from third party lenders to One North Capitol Company ("ONCC"). The loans were purchased for $9,400,000. The outstanding principal amount of the loans and the accrued but unpaid interest on the loans on the date of purchase was $22,804,393. During 1999, ONCC paid interest of $832,521 to the Company. As of December 31, 1999, the outstanding principal amount of the loans plus the accrued but unpaid interest on those loans totaled $23,485,223. ONCC owns and operates an office building in Indianapolis. Messrs. Hefner, Zink and Burk collectively own an indirect 10.9% limited partnership interest in ONCC.

     The Company leases space to Ballard Designs, Inc. ("Ballard"), which is a wholly owned subsidiary of a company that is approximately 7% owned by Mr. Weeks and members of his family as of December 31, 1999. The amount of rent and contractual expense reimbursements paid by Ballard Designs to the Company was $233,636 in 1999. In addition, the Company purchased various landscaping items from an entity owned by Mr. Weeks' sister. The amount of those purchases in 1999 totaled $192,984.

     In connection with the acquisition of certain assets owned by NWI Warehouse Group, L.P. ("NWI") in 1996, the Company agreed, subject to certain conditions, to acquire additional properties from NWI over a period of time. As of December 31, 1999, the Company had advanced $3,450,000 to NWI under a $5,700,000 demand loan agreement. The loan bears interest at LIBOR plus 2.10% and is secured by real estate properties held by NWI for which the Company has arrangements to acquire in future periods. The Company received interest income of $120,852 under this loan in 1999. John W. Nelley, Jr., a director and officer of the Company, owns a general partnership interest in NWI.

       APPROVAL OF AMENDMENT TO 1995 KEY EMPLOYEES' STOCK OPTION PLAN OF
                DUKE REALTY INVESTMENTS, INC. -- PROPOSAL NO. 2

     The Board of Directors has adopted an amendment to the 1995 Key Employees' Stock Option Plan of Duke-Weeks Realty Corporation (the "1995 Stock Option Plan") and is recommending the amendment to shareholders for approval. The amendment would increase the number of Common Shares available for issuance under the 1995 Stock Option Plan by 5,000,000 shares.

     The Board of Directors believes that stock options and other performance based awards play an important role in the success of the Company. The Company must be able to make stock option grants in order to attract, motivate and retain the caliber of officers and other key employees necessary for the Company's future growth and success. The merger of Weeks Corporation into the Company in 1999 led to a significant increase in the number of officers that are eligible for stock option grants. The amendment is necessary to provide for an adequate number of Common Shares to be available for grant under the 1995 Stock Option Plan.

     The Board of Directors believes that adding more Common Shares to the 1995 Stock Option Plan will help the Company to achieve its goals by keeping the Company's incentive compensation program competitive with those of other companies, and by continuing to align the Company's long-term compensation programs with shareholder interests. Accordingly, the Board of Directors has voted, subject to stockholder approval, to increase the number of Common Shares available under the 1995 Stock Option Plan.

     The amendment to the 1995 Stock Option Plan requires an affirmative vote of a majority of the Common Shares present in person or represented by proxy and entitled to vote at the Annual Meeting. For this proposal, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

     A copy of the 1995 Stock Option Plan and all amendments thereto is contained in Exhibit B.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AMENDMENT TO THE 1995 STOCK OPTION PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF AUTHORIZED SHARES UNDER COMPANY STOCK OPTION PLANS

     In addition to the 1995 Stock Option Plan, the Company is authorized to issue shares under five other stock option plans. The 1995 Stock Option Plan was adopted by the Company in 1995 as a successor to the Duke Realty Services Limited Partnership 1993 Stock Option Plan (the "1993 Plan"). Upon approval of the 1995 Stock Option Plan by the shareholders, no further grants were permitted under the 1993 Plan. In 1999, the Company adopted and received shareholder approval for the 1999 Directors' Stock Option and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the "Directors' Plan") and the 1999 Salary Replacement and Dividend Increase Unit Plan of Duke Realty Investments, Inc. (the "SR Plan"). Upon the merger of Weeks Corporation into the Company in 1999, the Company assumed the stock options previously issued under the Weeks Corporation Incentive Stock Plan and the Weeks Corporation 1998 Incentive Stock Plan (collectively, the "Weeks Option Plans"). No additional grants may be made under the Weeks Option Plans. The following table summarizes the remaining number of authorized shares for each plan as of March 1, 2000:

                                                                 DIRECTORS'
                                        1993 PLAN   1995 PLAN       PLAN      SR PLAN   WEEKS PLANS
                                        ---------   ----------   ----------   -------   -----------
Current number of authorized
  shares*.............................  1,490,540    3,639,460    500,000     500,000    3,312,000
Shares issued.........................   (642,120)  (1,177,337)         0           0      (78,797)
Options outstanding...................   (848,420)  (2,426,890)   (70,000)    (13,107)  (2,470,751)
Shares not issuable due to Merger.....                                                    (762,452)
Remaining options issuable............          0       35,233    430,000     486,893            0

---------------

* The Executive Compensation Committee is authorized to issue up to an additional 800,000 shares under the 1995 Stock Option Plan to the extent that any options granted under the 1993 Plan are terminated due to lapse or forfeiture. As of March 1, 2000, 22,660 options under the 1993 Plan were terminated following the adoption of the 1995 Stock Option Plan. These terminated options have been deducted from the current number of authorized shares under the 1993 Plan and added to the authorized shares under the 1995 Plan. Management believes it is unlikely that there will be a significant increase in number of 1993 Plan options that will be terminated.

In addition to the options outstanding listed above, the Executive Compensation Committee granted options to purchase an additional 60,345 Common Shares under the 1995 Stock Option Plan in January 2000, the exercise of which are subject to the approval of additional authorized shares for the 1995 Stock Option Plan by the shareholders.

MATERIAL FEATURES OF THE 1995 STOCK OPTION PLAN

     If the amendment to the 1995 Stock Option Plan for an additional 5,000,000 authorized shares is approved by the shareholders, the Committee will be authorized to grant options to purchase up to 8,639,460 Common Shares under the plan, consisting of 8,616,800 shares authorized under the 1995 Plan plus 22,660 authorized shares that relate to options terminated under the 1993 Plan. As of March 8, 2000, the market value of the shares that may be issued under the 1995 Stock Option Plan was $154,970,314.

     The 1995 Stock Option Plan provides for the granting of incentive stock options ("ISOs") (as defined in Section 422 of the Internal Revenue Code) and nonqualified stock options ("NSOs"). The plan provides for the granting of options to key employees. Key employees includes officers and other employees of the Company and its affiliates as determined by the Committee.

     Options may be granted under the 1995 Stock Option Plan for a period of ten years commencing October 1, 1995. The 1995 Stock Option Plan will expire on September 30, 2005 except as to outstanding options, which options shall remain in effect until they have been exercised, forfeited or otherwise expire. Annual grants of more than 50,000 options to any one officer or key employee are not permitted under the plan.

     The term of each option, the date an option becomes exercisable and the option price will be determined by the Executive Compensation Committee except that the term of an option may not exceed ten years and the option price may not be less than the fair market value of the Common Shares on the date the option is granted. In the case of ISO's granted to holders of more than 10% of the total voting power of the Company's Common Shares, the term of the option may not exceed 5 years and the option price may not be less than 110% of the fair market value of the stock at the date of grant. Payment of the exercise price may be made in cash, or at the discretion of the Committee, in the form of Common Shares of the Company or a combination of cash and stock.

     If an optionee's employment terminates for any reason other than cause (as defined) or his total disability (as defined) or death, any outstanding options which were exercisable on his date of termination will terminate 90 days after the optionee's employment terminates. If an optionee is terminated for cause, all outstanding options will terminate on the date his employment terminates. If an optionee's employment terminates because of death or total disability, all outstanding options remain exercisable for a period of one year from the date of termination of employment. In the event of the death, total disability or retirement (on or after attaining age 65) of the optionee or a change in control of the Company (as defined), all outstanding options become immediately exercisable.

     In any calendar year no participant under the 1995 Stock Option Plan may be granted ISOs to the extent that the aggregate exercise price of such ISOs (determined at the date the ISOs are granted) that are exercisable for the first time in any calendar year by such participant exceeds $100,000.

     The Board of Directors may, at any time, without the approval of the shareholders of the Company, alter, amend, modify, suspend or discontinue the 1995 Stock Option Plan except for any such alterations which would (i) increase the aggregate number of shares subject to options under the 1995 Stock Option Plan (except to the extent otherwise provided for as a result of stock dividends, splits, combinations or other changes of shares described in the plan document); (ii) decrease the minimum option price; (iii) permit any Executive Compensation Committee member to become eligible to receive grants of options under the 1995 Stock Option Plan; (iv) withdraw administration of the 1995 Stock Option Plan from the Executive Compensation Committee or the Board of Directors;
(v) extend the term of the 1995 Stock Option Plan or the maximum period during which any option may be exercised; (vi) change the manner of determining the option price; or (vii) change the class of individuals eligible for options under the 1995 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan provides for the issuance of options qualified as ISOs within the meaning of Section 422 of the Internal Revenue Code and NSOs. The federal income tax consequences to the Company and to the optionee arising from the grant and exercise of the option and the subsequent sale of the Common Shares are significantly different for the two types of options.

     In the case of ISOs, the optionee recognizes no income and no compensation expense deduction is allowable to the Company or its subsidiaries at the time of either the grant or exercise of the option. However, any difference between the option price and the fair market value of the shares on the date of exercise constitutes an alternative minimum tax adjustment for the optionee. If the shares acquired through an ISO are (i) held for at least two years from the date the option is granted and at least one year from the date the option is exercised and (ii) the optionee was an employee at all times from the date the ISO was granted until the day three months before the ISO is exercised, any gain realized by the optionee on the subsequent sale of the shares will be treated as long-term capital gain for federal income tax purposes and no compensation expense deduction will be allowable to the Company or its subsidiaries. A sale of such shares by the optionee at a gain prior to meeting these holding period requirements will result in the recognition of ordinary income by the optionee and a corresponding compensation expense deduction to the Company or its subsidiaries.

     In the case of NSOs, the optionee recognizes no income and no deduction is allowable to the Company or its subsidiaries at the time the option is granted. At the time an NSO is exercised, the optionee will recognize ordinary income, in the form of compensation, and the Company or its subsidiaries will be entitled to a compensation expense deduction equal to the excess of the fair market value of the shares on the date the NSO is exercised over the exercise price of the shares. The fair market value of the stock at the time of exercise is the basis for the determination of capital gain or loss upon the optionee's subsequent disposition of the shares.

                             DISCLOSURE OF BENEFITS

     The benefits to be received under the 1995 Stock Option Plan are generally not determinable because all awards are within the discretion of the Executive Compensation Committee and the ultimate value of the awards is dependent upon the performance of the Company's stock. The awards made under the plans for the Company's last fiscal year and from January 1 through March 1, 2000 are outlined in the following table.

                                                             STOCK OPTION     STOCK OPTION
                                                            GRANTS IN 1999   GRANTS IN 2000
                                                                 (#)              (#)
                                                            --------------   --------------
Named Executive Officer Group(1)..........................     117,124          152,299
Other Officers and Employees..............................     435,893          739,149
                                                               -------          -------
          Total...........................................     553,017          891,448
                                                               =======          =======

---------------

(1) Represents awards made to the named executive officers of the Company as disclosed in detail above under "Compensation of Executive Officers".

                            APPOINTMENT OF AUDITORS

     The Company's consolidated financial statements for the fiscal year ended December 31, 1999, were audited by KPMG LLP ("KPMG"). The Company has selected KPMG as its independent auditors for the fiscal year ending December 31, 2000. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the 2001 annual meeting of the shareholders must set forth such proposal in writing and file it with the Secretary of the Company after January 26, 2001 but before February 25, 2001. The Board of Directors of the Company will review any shareholder proposals that are filed as required, and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2001 Annual Meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before February 25, 2001, and also retain such authority under certain other circumstances.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of these forms, the Company believes that during 1999 all of its officers, directors and greater than 10% beneficial owners timely filed the forms required under Section 16(a), except that Mr. Linville, Regional Executive Vice
President -- Midwest Industrial, filed two late reports with respect to two transactions and Mr. Nelley, a director of the Company, filed one late report for one transaction.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended December 31, 1999 has been provided to all shareholders as of the record date. The Annual Report is not to be considered as proxy solicitation material.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you attend the meeting, you are urged to execute and return the proxy.

                                            For the Board of Directors,

                                            /s/ THOMAS L. HEFNER
                                            Thomas L. Hefner
                                            Chairman

March 15, 2000

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

                         DUKE-WEEKS REALTY CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports and other operating controls of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the financial management and other employees of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors and the corporation's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - Periodically review company policy statements to determine their adherence to the code of conduct adopted by the board of directors and periodically review the code of conduct to determine if any amendments thereto should be considered.

     - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial human resources, and succession planning within the company.

     - Review with financial, accounting and other personnel and other independent consultants as considered necessary the adequacy and effectiveness of the operating controls of the corporation, and elicit any recommendations for the improvement of such control procedures or particular areas where new or more detailed controls or procedures are desirable.

     - Review with financial, legal and other personnel and independent consultants as considered necessary the company's risk management policies pertaining to the various components of the company's business, and the adequacy and cost of insurance obtained by the company in connection therewith.

     - Review with financial, legal and other personnel and independent consultants as considered necessary the company's information technology capabilities and resources, and the expenses incurred by the company to obtain and maintain such capabilities and resources.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                   EXHIBIT B

                     1995 KEY EMPLOYEES' STOCK OPTION PLAN
                       OF DUKE-WEEKS REALTY CORPORATION,
                        INCLUDING ALL AMENDMENTS THERETO

                     1995 KEY EMPLOYEES' STOCK OPTION PLAN
                        OF DUKE REALTY INVESTMENTS, INC.

                                   ARTICLE I

                                  INTRODUCTION

     1.1. Purpose. The 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. (the "Plan") is designed to promote the interests of the Company and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their businesses, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Plan provides for the granting of (i) incentive stock options ("ISO's") and (ii) nonqualified stock options ("NSO's").

     1.2. Effective Date and Duration. The Effective Date of the Plan is October 1, 1995. Options may be granted under the Plan for a period of ten (10) years commencing October 1, 1995; however, no options may be exercised until this Plan has been approved by a majority of the shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No options shall be granted after September 30, 2005. Upon that date, the Plan shall expire except as to outstanding options, which options shall remain in effect until they have been exercised or terminated or have expired. ISO's must be granted within ten (10) years of the date the Plan is adopted by the Board of Directors or approved by the shareholders of the Company, whichever is earlier.

     1.3. Administration. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's; (ii) to determine the employees to be granted ISO's and NSO's; (iii) to determine the option period, the option price and, subject to the limitations of
Section 3.2, the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (vii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

     1.4. Definitions. For purposes of this Plan, unless a different meaning is clearly required by the context:

          (a) "Board of Directors" means the board of directors of the Company.

          (b) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the Board of Directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors on the date of the adoption of the Plan; (v) a majority of the Company's Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company
     (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or shares have been tendered by a majority of the shareholders who are not Section 16 Grantees.

          (c) "Code" means the Internal Revenue Code, as amended.

          (d) "Committee" means the Executive Compensation Committee of the Board of Directors of the Company.

          (e) "Company" means Duke Realty Investments, Inc.

          (f) "Effective Date" means October 1, 1995.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "Fair Market Value" means the per share closing price for the Company's common stock on the New York Stock Exchange on the date of determination.

          (i) "For Cause" means (i) the willful and continued failure of an optionee to perform his required duties as an officer or employee of the Company or any Subsidiary, (ii) any action by an optionee which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of an optionee, (iv) the conviction of an optionee of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by an optionee of a material term, condition or covenant of any agreement between the optionee and the Company or any Subsidiary.

          (j) "Permanent and Total Disability" or "Permanently and Totally Disabled" means any disability that would qualify as a disability under Code Section 22(c)(3).

          (k) "Plan" means the stock option plan embodied herein, as amended from time to time, known as the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc.

          (l) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          (m) "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     Officers and other key employees of the Company or of any of its Subsidiaries, as selected by the Committee, shall be eligible to receive grants of ISO's and NSO's under the Plan. Committee members shall not be eligible to receive grants of options under the Plan while serving as Committee members.

                                  ARTICLE III

                                    BENEFITS

     3.1. Shares Covered by the Plan. The stock to be subject to options under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, or shares which are not issued in connection with the Duke Realty Services Limited Partnership 1993 Stock Option Plan, as the Committee may from time to time determine. Subject to the provisions of Section 4.2 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed (i) Five Hundred Fifty-Eight Thousand Four Hundred (558,400) shares and (ii) the number of shares authorized under the Duke Realty Services Limited Partnership 1993 Stock Option Plan that become available due to the lapse, forfeiture or other termination of stock options granted under such plan. Provided, however, the total number of shares to be delivered upon exercise of the options granted under the Plan under clause (ii) of the previous sentence shall not exceed Four Hundred Thousand (400,000) shares. Shares covered by an option that remains unpurchased upon the expiration or termination of the option may be made subject to further options.

     3.2. Grant of Options. The Committee shall be responsible for granting all options under the Plan. The Committee shall also determine, in its sole discretion, with respect to each optionee, whether the options granted shall be ISO's or NSO's, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two. Provided, however, notwithstanding any other Plan provision, during any calendar year, no optionee shall be granted options to acquire more than twenty five thousand (25,000) shares of Company stock.

     3.3. Option Price.

          (a) ISO Option Price. The option price per share of stock under each ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted; provided, however, as to officers and key employees who, at the time an ISO is granted, own, within the meaning of Code Section 425(d), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (referred to as "Shareholder-Employees"), the purchase price per share of stock under each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the stock on the date on which the option is granted.

          (b) NSO Option Price. The option price per share of stock under each NSO shall be determined by the Committee in its discretion; provided, however, the option price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the share on the date on which the option is granted.

     3.4. Option Period. No option period shall exceed ten (10) years; provided, however, the option period with respect to ISO's granted to Shareholder-Employees shall not exceed five (5) years.

     3.5. Special Calendar Year Limitation on Shares Subject to ISO's. The aggregate Fair Market Value (determined at the time of the grant of the ISO's) of the stock with respect to which ISO's are exercisable for the first time by an eligible employee during any calendar year (under all plans providing for the grant of incentive stock options of the Company or any of its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000.00).

     3.6. Sequence of Exercising Incentive Stock Options. Any ISO granted to an employee pursuant to the Plan shall be exercisable even if there are outstanding previously granted but unexercised ISO's with respect to such employee.

     3.7. Vesting of Options. All options granted under the Plan shall vest, and thereby become exercisable at such time or times as shall be determined by the Committee in its sole discretion. The stock option agreement between the Company and the optionee shall include the schedule under which the option shall vest.

     3.8. Vesting on Change in Control or Death, Retirement or Disability of Optionee. Notwithstanding the provisions of Section 3.7, in the event of a Change in Control of the Company or upon the death, Permanent and Total Disability or retirement on or after attaining age sixty-five (65) of the optionee, any options granted under this Plan may be exercised in full without regard to any restrictions on the vesting of the options contained in the option agreement between the Company and the optionee.

     3.9. Early Termination of Option.

          (a) Termination of Employment. All rights to exercise an option shall terminate ninety (90) days after the effective date of the optionee's termination of employment with the Company and its Subsidiaries, but not later than the date the option expires pursuant to its terms, unless such termination is For Cause or is on account of the Permanent and Total Disability or death of the optionee. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subsection (a).

          (b) For Cause Termination. If an optionee's employment with the Company and its Subsidiaries is terminated For Cause, no previously unexercised option granted hereunder may be exercised. Rather, all unexercised options shall terminate effective on the date the optionee receives notice of his termination For Cause.

          (c) Permanent and Total Disability or Death of Optionee. If an optionee's employment terminates due to Permanent and Total Disability or death, his option shall terminate one (1) year after termination of his employment due to his Permanent and Total Disability or death (but not later than the date the option expires pursuant to its terms). During such period, subject to the limitations of this Plan and the option agreement between the Company and the optionee, the optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the option in full. Notwithstanding the foregoing, in the case of an ISO, such option shall be exercisable as an ISO only during the three
     (3) month period immediately following the optionee's death and in no event later than the date specified in the stock option agreement. During the remainder of such one (1) year period, the option may be exercised as an NSO.

     3.10. Payment for Stock. Full payment for shares purchased hereunder shall be made at the time the option is exercised. Payment may be made by delivering to the Company (a) cash; (b) at the discretion of the Committee, whole shares of common stock of the Company ("Delivered Stock") which (i) has been owned by the optionee for more than six (6) months and has been paid for, within the meaning of SEC Rule 144 (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or
(ii) was obtained by the optionee in the public market or otherwise than through the exercise of an option under this Plan or under any other stock option plan involving Company stock; (c) at the discretion of the Committee, a combination of cash and Delivered Stock; or (d) provided that a public market for the Company's common stock exists, (i) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers ("NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (ii) through a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the option. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the optionee evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the optionee.

     3.11. Income and Employment Tax Withholding.

          (a) Payment by Optionee. The optionee shall be solely responsible for paying to the Company all required federal, state, city and local taxes applicable to his (i) exercise of an NSO under the Plan and (ii) disposition of shares acquired pursuant to the exercise of an ISO in a disqualifying disposition of the shares under Code Section 422(a)(1).

          (b) NSO Withholding With Company Stock. Notwithstanding the provisions of subsection (a), with respect to stock to be issued pursuant to the exercise of an NSO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the NSO by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the NSO or accept delivery from the optionee of shares of Company stock which have a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that retention or delivery.

          (c) ISO Disqualifying Disposition Withholding with Company
     Stock. Notwithstanding the provisions of subsection (a), with respect to shares of stock to be issued pursuant to the exercise of any ISO, the Committee, in its discretion and subject to such rules as it may adopt, may permit the optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the disqualifying disposition of the shares under Code Section 422(a)(1) by having the Company accept delivery from the optionee of shares of stock having a Fair Market Value, determined as of the date of the delivery of such shares, equal to the amount of the withholding tax to be satisfied by that delivery.

     3.12. Notice of Disqualifying Disposition. Any ISO granted hereunder shall require the optionee to notify the Committee of any disposition of any stock issued pursuant to the exercise of the ISO under the circumstances described in
Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

                                   ARTICLE IV

                     PLAN ADMINISTRATION AND INTERPRETATION

     4.1. Amendment and Termination. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to options under the Plan, except as provided in Section 4.2; (b) decrease the minimum option price, except as provided in Section 4.2; (c) permit any Committee member to become eligible to receive grants of options under the Plan; (d) withdraw administration of the Plan from the Committee or the Board of Directors; (e) extend the term of the Plan or the maximum period during which any option may be exercised; (f) change the manner of determining the option price; or (g) change the class of individuals eligible for options under the Plan.

     4.2. Changes in Stock.

          (a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or the entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted but unexercised and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this subsection (a), no adjustment shall be made which would operate to reduce the option price of any ISO below the Fair Market Value of the stock (determined on the date the option was granted) which is subject to an ISO.

          (b) Conversion of Stock. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding option, shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each optionee shall have the right to purchase
     (i) that number of shares of common stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control, of the shares of common stock of the Company theretofore subject to his option, and (ii) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the shares of common stock of the Company previously optioned to the optionee.

     4.3. Information to be Furnished by Optionees. Optionees, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each optionee, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

     4.4. Employment Rights. Neither the Plan nor any stock option agreement executed under the Plan shall constitute a contract of employment and participation in the Plan will not give an optionee the right to be rehired or retained in the employ of the Company, nor will participation in the Plan give any optionee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     4.5. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     4.6. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     4.7. Action by Company. Any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

     4.8. Controlling Laws. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

     4.9. Mistake of Fact. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

     4.10. Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

     4.11. Effect of Headings. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

     4.12. Nontransferability. No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

     4.13. Liability. No member of the Board of Directors or the Committee or any officer or employee of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan. Each optionee, in the stock option agreement between him and the Company, shall agree to release and hold harmless the Company, the Board of Directors, the Committee and all officers and employees of the Company and its Subsidiaries from and against any tax liability, including without limitation interest and penalties, incurred by the optionee in connection with his participation in the Plan.

     4.14. Investment Representations. Unless the shares subject to an option are registered under the Securities Act of 1933, each optionee, in the stock option agreement between the Company and the optionee, shall agree for himself and his legal representatives that any and all shares of common stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution of those shares. Any share issued pursuant to an exercise of an option subject to this investment representation shall bear a legend evidencing this restriction.

     4.15. Use of Proceeds. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes, including without limitation the purchase by the Company of additional limited partnership units in Duke Realty Limited Partnership.

                                            DUKE REALTY INVESTMENTS, INC.

                                            By:    /s/ THOMAS L. HEFNER
                                              ----------------------------------
                                               Thomas L. Hefner, President and
                                                   Chief Executive Officer

Dated: October 26, 1995

                           AMENDMENT ONE TO THE 1995
                      KEY EMPLOYEES' STOCK OPTION PLAN OF
                         DUKE REALTY INVESTMENTS, INC.

     This Amendment One to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 25th day of August, 1997 by Duke Realty Investments, Inc. ("Company"), effective as of the dates specified herein;

                                  WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein;
and

     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors ("Board") or the Executive Compensation Committee thereof ("Committee"); and

     WHEREAS, the Board has approved a two (2) for one (1) stock split of the Company's common stock effective as of August 25, 1997, with respect to all shareholders of record as of August 18, 1997; and

     WHEREAS, the Plan currently provides that the maximum number of shares to be delivered upon the exercise of all options thereunder shall not exceed five hundred fifty-eight thousand four hundred (558,400) shares; and

     WHEREAS, the two (2) for one (1) stock split requires that the maximum number of shares to be delivered upon the exercise of all options under the Plan be increased, on a two (2) for one (1) basis;

     WHEREAS, the Committee has determined to amend the Plan in certain additional respects; and

     WHEREAS, the Committee has approved and adopted this Amendment One;

     NOW, THEREFORE, pursuant to the authority reserved to the Company under
Section 4.1 of the Plan, the Plan is hereby amended, effective as of the dates specified herein, in the following particulars:

          1. By substituting the following for Section 1.3 of the Plan effective as of October 1, 1995:

             "1.3. Administration. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's; (ii) to determine the employees to be granted ISO's and NSO's; (iii) to determine the option period, the option price and, subject to the limitations of Section 3.2, the number of shares subject to each option;
        (iv) to determine the time or times at which options will be granted;
        (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to permit, in its discretion, the limited transferability of NSO's granted to an optionee; (vii) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (viii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events , if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, IN 46240-2182.

          2. By substituting the following for Section 3.1 of the Plan effective as of August 25, 1997:

             "3.1. Shares Covered by the Plan. The stock to be subject to options under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination of the two, or shares which are not issued in connection with the Duke Realty Services Limited Partnership 1993 Stock Option Plan, as the Committee may from time to time determine. Subject to the provisions of Section 4.2 and the provisions of this Section 3.1, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed (i) one million one hundred sixteen thousand eight hundred (1,116,800) shares and (ii) the number of shares authorized under the Duke Realty Services Limited Partnership 1993 Stock Option Plan that become available due to the lapse, forfeiture or other termination of stock options granted under such plan. Provided, however, the total number of shares to be delivered upon exercise of the options granted under the Plan under clause (ii) of the previous sentence shall not exceed eight hundred thousand (800,000) shares. Shares covered by an option that remains unpurchased upon the expiration or termination of the option may be made subject to further options."

          3. By substituting the following for Section 3.2 of the Plan effective as of August 25, 1997:

             "3.2. Grant of Options. The Committee shall be responsible for granting all options under the Plan. The Committee shall also determine, it is sole discretion, with respect to each optionee, whether the options granted shall be ISO's or NSO's, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two. Provided, however, notwithstanding any other Plan provision, during any calendar year, no optionee shall be granted options to acquire more than fifty thousand (50,000) shares of Company stock."

          4. By substituting the following for Section 3.7 of the Plan effective as of October 1, 1995:

             "3.7. Vesting of Options. All options granted under the Plan shall vest, and thereby become exercisable, at such time or times as shall be determined by the Committee in its sole discretion. The stock option agreement between the Company and the optionee shall include the schedule under which the option shall vest. The Committee may, in its sole discretion, amend such schedule in a manner which causes options previously granted under the Plan to vest under a more rapid schedule. The Committee shall not amend such schedule to provide for the slower vesting of any options previously granted under the Plan."

          5. By adding the following sentence to the end of Section 3.10 of the Plan effective as of October 1, 1995:

             "For purposes of this Section 3.10, payment for shares purchased hereunder may be delivered to the Company through such attestation or certification procedures as may be established by the Committee from time to time in its sole discretion."

          6. By substituting the following for Section 4.12 of the Plan effective as of October 1, 1995:

             "4.12. Nontransferability.

             (a) No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option, and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the optionee in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

             (b) Notwithstanding the provisions of subsection (a), the Committee may, in its sole discretion, permit the transfer of NSO's by an optionee to: (i) the spouse, child or grandchildren of the optionee ("Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the optionee and/or the Immediate Family Members are the only equity owners, (collectively, "Eligible Transferees"). Provided that, in the event the Committee permits the transferability of NSO's granted to the optionee, the Committee may subsequently, in its discretion, restrict the ability of the optionee to transfer NSO's granted to the Optionee thereafter. An option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. ISO's granted under the Plan shall be nontransferable.

             (c) In the event that the Committee, in its sole discretion, permits the transfer of NSO's by an optionee to an Eligible Transferee under this Section 4.12, the options transferred to the Eligible Transferee must be exercise by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the options must be exercised) as the optionee or, in the event of the optionee's death, the executor or administrator of the optionee's estate, could have exercised such options. The optionee, or in the event of optionee's death, the optionee's estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an NSO by an Eligible Transferee."

          7. All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke Realty Investments, Inc., by its officers thereunder duly authorized, has executed this Amendment One to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. this 25th day of August, 1997, but effective as of the dates specified herein.

                                            DUKE REALTY INVESTMENTS, INC.

                                            By:    /s/ THOMAS L. HEFNER
                                              ----------------------------------
                                               Thomas L. Hefner, President and
                                                   Chief Executive Officer

                           AMENDMENT TWO TO THE 1995
                      KEY EMPLOYEES' STOCK OPTION PLAN OF
                         DUKE REALTY INVESTMENTS, INC.

     This Amendment Two to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 29th day of January, 1998 by Duke Realty Investments, Inc. ("Company"), effective as of the date specified herein;

                                  WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein;
and

     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters by action of the Executive Compensation Committee of the Board of Directors ("Committee"); and

     WHEREAS, the Committee has approved an increase in the maximum number of shares to be delivered upon the exercise of options thereunder by 2,500,000 shares; and

     WHEREAS, the Committee has approved and authorized this Amendment Two;

     NOW, THEREFORE, pursuant to the authority reserved to the Company under
Section 4.1 of the Plan, the Plan is hereby amended, effective as of January 1, 1998, by substituting the following for the phrase "(i) one million one hundred sixteen thousand eight hundred (1,116,800) shares and" where that phrase appears in Section 3.1 of the Plan:

          "(i) three million six hundred sixteen thousand eight hundred (3,616,800) shares, for years beginning on or after January 1, 1998 and"

     IN WITNESS WHEREOF, Duke Realty Investments, Inc. has executed this Amendment Two to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. this 29th day of January, 1998, but effective as of January 1, 1998.

                                            DUKE REALTY INVESTMENTS, INC.

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                               Dennis D. Oklak, Executive Vice
                                                           President
                                               and Chief Administrative Officer

                          AMENDMENT THREE TO THE 1995
                      KEY EMPLOYEES' STOCK OPTION PLAN OF
                         DUKE REALTY INVESTMENTS, INC.

     This Amendment Three to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 25th day of August, 1998, but effective as of August 1, 1998, by Duke Realty Investments, Inc., ("Company");

                                  WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein;
and

     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors or the Executive Compensation Committee thereof ("Committee"); and

     WHEREAS, the Committee has determined to amend the Plan to (i) enable optionees to borrow from the Company the proceeds of which would be used to exercise nonqualified stock options ("NSO's") granted under the Plan; (ii) enable the Company to guarantee loans to optionees, the proceeds of which would be used to exercise NSO's granted under the Plan; and (iii) waive the fifty thousand (50,000) share limit on options which can be granted to an individual during any calendar year with respect to NSO's granted on August 25, 1998; and

     WHEREAS, the Committee has approved and adopted this Amendment Three;

     NOW, THEREFORE, pursuant to the authority reserved to the Committee under
Section 4.1 of the Plan, the Plan is hereby amended, effective as of August 1, 1998, in the following particulars:

          1. By substituting the following for Section 1.3 of the Plan effective as of October 1, 1995:

           "1.3. Administration. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's;
         (ii) to determine the employees to be granted ISO's and NSO's; (iii) to determine the option period, the option price and, subject to the limitations of Section 3.2, the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to determine, in the case of NSO's, whether the Company will lend funds to an optionee or will guarantee a loan to an optionee the proceeds of which will be used by the optionee solely to make payment for shares purchased pursuant to the exercise of NSO's; (vii) to permit, in its discretion, the limited transferability of NSO's granted to an optionee; (viii) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (ix) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in or with respect to which any optionee's rights to shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of
         Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182."

          2. By substituting the following for Section 3.2 of the Plan (as amended by Amendment One):

             "3.2. Grant of Options. The Committee shall be responsible for granting all options under the Plan. The Committee shall also determine, in its sole discretion, with respect to each Optionee, whether the options granted shall be ISO's or NSO's, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or a combination of the two. Provided, however, except with respect to NSO's granted on August 25, 1998, notwithstanding any other Plan provision, during any calendar year, no Optionee shall be granted options to acquire more than Fifty Thousand (50,000) shares of Company stock."

          3. By substituting the following for Section 3.10 of the Plan:

             "3.10. Payment for Stock. Full payment for shares purchased hereunder shall be made at the time the option is exercised. Payment may be made by delivering to the Company (a) cash; (b) at the discretion of the Committee, whole shares of common stock of the Company ("Delivered Stock") which (i) has been owned by the optionee for more than six (6) months and has been paid for, within the meaning of SEC Rule 144 (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or (ii) was obtained by the optionee in the public market or otherwise than through the exercise of an option under this Plan or under any other stock option plan involving Company stock; (c) at the discretion of the Committee, a combination of cash and Delivered Stock; or (d) provided that a public market for the Company's common stock exists, (i) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers ("NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (ii) through a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the option. Notwithstanding the foregoing provisions of this Section 3.10, at the discretion of the Committee, the Company may make a loan to an Optionee or may guarantee a loan made to an Optionee by a third party, the proceeds of which are used by the Optionee solely to make payment for shares purchased hereunder pursuant to the exercise of NSO's. Provided, however, no such loans shall be made or guaranteed in connection with the grant or exercise of ISO's. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the optionee evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the optionee."

          4. All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke Realty Investments, Inc., by its officers thereunder duly authorized, has executed this Amendment Three to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc., this 25th day of August, 1998, but effective as of August 1, 1998.

                                            DUKE REALTY INVESTMENTS, INC.

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                               Dennis D. Oklak, Executive Vice
                                                   President and Treasurer

                           AMENDMENT FOUR TO THE 1995
                      KEY EMPLOYEES' STOCK OPTION PLAN OF
                         DUKE REALTY INVESTMENTS, INC.

     This Amendment Four to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 27th day of July, 1999, but effective as of July 2, 1999, by Duke-Weeks Realty Corporation, f/k/a Duke Realty Investments, Inc., ("Company");

                                  WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein;
and

     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors or the Executive Compensation Committee thereof ("Committee"); and

     WHEREAS, the Committee has determined to amend Section 3.9 of the Plan to allow the Committee to grant, on a case-by-case basis, additional time during which an optionee can exercise an option after termination of employment for reasons other than For Cause, but not beyond the original term of the option; and

     WHEREAS, the Committee has approved and adopted this Amendment Four;

     NOW, THEREFORE, pursuant to the authority reserved to the Committee under
Section 4.1 of the Plan, the Plan is hereby amended, effective as of July 2, 1999, in the following particular:

     By adding the following subsection (d) to the end of Section 3.9 effective as of July 2, 1999:

          "(d) Committee Discretion to Extend Time For Exercising Option. If an optionee's employment terminates for any reason other than For Cause, the Committee may, in its sole discretion, grant an extension of the period of time specified in subsections (a) and (c) for exercising an option, but not later than the date the option expires pursuant to its terms. During such extended period, subject to the limitations of this Plan and the option agreement between the Company and the optionee, the optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the option in full. Notwithstanding the foregoing, in the case of an ISO, such option shall be exercisable as an ISO only during the three
     (3) month period following the optionee's termination of employment (for reasons other than Total and Permanent Disability, in which case the option may be exercised as an ISO for a period of twelve (12) months) or death and in no event later than the date specified in the stock option agreement. During the remainder of such extended period, the option may be exercised as an NSO."

     All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke-Weeks Realty Corporation, f/k/a Duke Realty Investments, Inc., by its officers thereunder duly authorized, has executed this Amendment Four to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc., this 27th day of July, 1999, but effective as of July 2, 1999.

                                            DUKE-WEEKS REALTY CORPORATION,
                                            f/k/a DUKE REALTY INVESTMENTS, INC.

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                                       Dennis D. Oklak
                                                  Executive Vice President,
                                                         Treasurer and
                                                 Chief Administrative Officer

                             AMENDMENT FIVE TO THE
                    1995 KEY EMPLOYEES' STOCK OPTION PLAN OF
                         DUKE REALTY INVESTMENTS, INC.

     This Amendment Five to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. ("Plan") is hereby adopted this 25th day of January, 2000 by Duke-Weeks Realty Corporation, f/k/a Duke Realty Investments, Inc. ("Company"), effective as of the date specified herein;

                                  WITNESSETH:

     WHEREAS, the Company adopted the Plan for the purposes set forth therein;
and

     WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters by action of the Executive Compensation Committee of the Board of Directors ("Committee"); and

     WHEREAS, the Committee has increased the maximum number of shares of the Company's common voting stock to be delivered upon the exercise of options thereunder by 5,000,000 shares; and

     WHEREAS, the Committee has approved and authorized this Amendment Five;

     NOW, THEREFORE, pursuant to the authority reserved to the Company under
Section 4.1 of the Plan, the Plan is hereby amended, effective as of January 1, 2000, by substituting the following for the phrase "(i) three million six hundred sixteen thousand eight hundred (3,616,800) shares and" where that phrase appears in Section 3.1 of the Plan:

          "(i) eight million six hundred sixteen thousand eight hundred (8,616,800) shares, for years beginning on or after January 1, 2000 and"

     All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, Duke-Weeks Realty Corporation, f/k/a Duke Realty Investments, Inc., has executed this Amendment Five to the 1995 Key Employees' Stock Option Plan of Duke Realty Investments, Inc. this 25th day of January, 2000, but effective as of January 1, 2000.

                                            DUKE-WEEKS REALTY CORPORATION,
                                            f/k/a DUKE REALTY INVESTMENTS, INC.

                                            By:     /s/ DENNIS D. OKLAK
                                              ----------------------------------
                                                       Dennis D. Oklak
                                                 Executive Vice President and
                                                 Chief Administrative Officer

PROXY                                                                      PROXY
                         DUKE-WEEKS REALTY CORPORATION
                       8888 KEYSTONE CROSSING, SUITE 1200
                          INDIANAPOLIS, INDIANA 46240
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Thomas L. Hefner, Darell E. Zink, Jr., and John
R. Gaskin, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all Common Shares of Duke-Weeks Realty Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on April 26, 2000, at 10:00 a.m. and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


[X] Please mark your votes as in this example.

                      FOR ALL NOMINESS      WITHHOLD
                      LISTED AT RIGHT       AUTHORITY         NOMINEES:
                      (except as            to vote for       Howard L. Feinsand
                      indicated to the      nominee(s)        William O. McCoy
                      contrary below)       listed at right   James E. Rogers
                                                              Thomas A. Senkbeil
                                                              Jay J. Strauss

1. ELECTION OF
   DIRECTORS FOR A
   TERM OF THREE
   YEARS.                 [ ]                   [ ]

   For, except vote withheld from the following nominee(s):

   -----------------------------------------------------------------------------
                                                     FOR     AGAINST     ABSTAIN
2. PROPOSAL TO APPROVE AMENDMENT TO THE 1995 STOCK
   OPTION PLAN TO INCREASE THE NUMBER OF SHARES
   AUTHORIZED FOR ISSUANCE BY 5,000,000 SHARES       [ ]       [ ]         [ ]



In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

The undersigned acknowledges receipt from Duke-Weeks Realty Corporation prior to the execution of this proxy, a notice of the meeting, a proxy statement, and an annual report to shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE                                           DATE
         -------------------------------------------    ------------------------

SIGNATURE                                           DATE
         -------------------------------------------    ------------------------
                (SIGNATURE IF HELD JOINTLY)

NOTE: Please sign exactly as name appears above. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       REVOCABLE PROXY